Exhibit 99.7

STERLING BANCORP

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IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Daylight Time, on September 26, 2013.

Vote by Internet

- Go to www.investorvote.com/stl
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all Proposals.

	For	Against	Abstain
1. Adoption of the Agreement and Plan of Merger, dated as of April 3, 2013, by and between Sterling Bancorp and Provident New York Bancorp;	☐	☐	☐
2. Approval of the adjournment of the Sterling annual meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sterling merger proposal;	☐	☐	☐
3. Advisory approval of the compensation that certain executive officers of Sterling may receive in connection with the merger pursuant to existing agreements or arrangements with Sterling;	☐	☐	☐

4. Election of eleven (11) directors to serve until the next annual meeting of Sterling shareholders and until their successors are elected (or, until the consummation of the merger);

01 - Robert Abrams	02 - Joseph M. Adamko	03 - Louis J. Cappelli	04 - Fernando Ferrer
05 - Allan F. Hershfield	06 - Henry J. Humphreys	07 - James B. Klein	08 - Robert W. Lazar
09 - Carolyn Joy Lee	10 - John C. Millman	11 - Eugene Rossides	

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

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	For	Against	Abstain
5. Advisory approval of the compensation of Sterling's named executive officers;	☐	☐	☐
6. Ratification of the appointment of Crowe Horwath LLP as Sterling's independent registered public accounting firm for fiscal year 2013;	☐	☐	☐
7. Approval of the proposed 2013 Equity Incentive Plan; and	☐	☐	☐

8. Transaction of such other business as may properly come before the annual meeting or any adjournment thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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The Company's proxy statement and annual report are available over the Internet at www.sterlingbancorp.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — STERLING BANCORP

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS, THURSDAY, September 26, 2013

The undersigned appoints Louis J. Cappelli, Allan F. Hershfield and Henry J. Humphreys, or any one of them, attorneys and proxies with power of substitution, to vote all of the Common Shares of Sterling Bancorp standing in the name of the undersigned at the Annual Meeting of Shareholders on Thursday, September 26, 2013 at 650 Fifth Avenue, New York, New York 10019, at 10:00 A.M. Eastern Time and all adjournments thereof, hereby revoking any proxy heretofore given.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

THIS PROXY WILL VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, AND 7.

B Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please mark, date, and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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